EXHIBIT 99.1

Exhibit A

(2015 Performance Bonus – CEO Stephen Berman)

Target Bonus	Max Bonus
$1,240,000	$3,720,000
Metric	Operating Margin	Net Revenue		Earnings Per Share	Share Price		Total
Weight	30%	30%		30%	10%		100%
Target Bonus	$372,000	$372,000		$372,000	$124,000		$1,240,000
Max. Bonus	$1,116,000	$1,116,000		$1,116,000	$372,000		$3,720,000

Bonus as a Percent of Target	FACTOR (used for B, C, D)	A. Operating Margin* Weight & Target Bonus =			B. Net Revenue** ($ Millions) Weight & Target Bonus =			C. Earnings Per Share Weight & Target Bonus =			D. Share Price Weight & Target Bonus =
		30%		$372,000	30%		$372,000	30%		$372,000	10%		$124,000
0%		2.99%		2.99%	<$588.0			<$0.53			<$7.40
20%	0.80	3.00%	-	3.49%	$588.0	-	$624.7	$0.53	-	$0.55	$7.40	-	$7.85
40%	0.85	3.50%	-	3.99%	$624.8	-	$661.4	$0.56	-	$0.58	$7.86	-	$8.32
60%	0.90	4.00%	-	4.49%	$661.5	-	$698.2	$0.59	-	$0.62	$8.33	-	$8.78
80%	0.95	4.50%	-	4.99%	$698.3	-	$734.9	$0.63	-	$0.65	$8.79	-	$9.24
100%	1.00	5.00%	-	5.19%	$735.0	-	$771.7	$0.66	-	$0.68	$9.25	-	$9.98
120%	1.05	5.20%	-	5.39%	$771.8	-	$808.4	$0.69	-	$0.72	$9.99	-	$10.78
140%	1.10	5.40%	-	5.59%	$808.5	-	$845.2	$0.73	-	$0.75	$10.79	-	$11.64
160%	1.15	5.60%	-	5.79%	$845.3	-	$881.9	$0.76	-	$0.78	$11.65	-	$12.57
180%	1.20	5.80%	-	5.99%	$882.0	-	$918.7	$0.79	-	$0.82	$12.58	-	$13.58
200%	1.25	6.00%	-	6.19%	$918.8	-	$955.4	$0.83	-	$0.85	$13.59	-	$14.67
220%	1.30	6.20%	-	6.39%	$955.5	-	$992.2	$0.86	-	$0.88	$14.68	-	$15.84
240%	1.35	6.40%	-	6.59%	$992.3	-	$1,028.9	$0.89	-	$0.91	$15.85	-	$17.11
260%	1.40	6.60%	-	6.79%	$1,029.0	-	$1,065.7	$0.92	-	$0.95	$17.12	-	$18.48
280%	1.45	6.80%	-	6.99%	$1,065.8	-	$1,102.4	$0.96	-	$0.98	$18.49	-	$19.96
300%	1.50	7.00%		and up	$1,102.5		and up	$0.99		and up	$19.97		and up

The 100% level reflects JAKKS budgeted forecast for each metric
*For Operating Margin component to pay out, JAKKS must also meet Net Revenue threshold
**For Net Revenue component to pay out, JAKKS must also meet Operating Margin threshold